Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-476-9200

BNC Bancorp Declares Quarterly Cash Dividend of $0.05 per share

THOMASVILLE, N.C. — BNC Bancorp (NASDAQ: BNCN), the parent company of Bank of North Carolina, today announced that its Board of Directors voted to begin paying a quarterly cash dividend during the first quarter of 2009.  In each of the past six years the Company has paid an annual cash dividend during the first quarter.

The Board declared a quarterly cash dividend of $0.05 per share, an annualized rate that is equal to the $0.20 annual cash dividend paid in February of 2008. This quarterly cash dividend will be paid on February 20, 2009 to shareholders of record on February 6, 2009.

“While there are many companies reducing or eliminating dividends as a result of these challenging economic times, as a result of BNC Bancorp’s capital strength and healthy balance sheet, we are pleased to be able to continue our cash dividend at the same annualized rate.  The initiation of a quarterly cash dividend signals an ongoing confidence in our Company’s long-term strategic plan and ability to generate sufficient capital to fund future dividends and growth opportunities,” said W. Swope Montgomery Jr., President and CEO.

While BNC Bancorp intends to pay regular quarterly dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board at its discretion.

BNC Bancorp is the parent Company of Bank of North Carolina, a $1.3 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2008 and beyond, and the medium and long term strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.